UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2017

StoneMor Partners L.P.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3600 Horizon Boulevard Trevose, PA	19053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 17, 2016, StoneMor Partners L.P. (the “Partnership”) received a notice from NYSE Regulation, Inc. (the “NYSE”) indicating that the Partnership is not currently in compliance with the NYSE’s continued listing requirements under the timely filing criteria set forth in Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “2016 Form 10-K”). The Partnership had noted in a press release issued on March 16, 2017 that it expected to receive this notice.

The Partnership previously filed a Form 12b-25 with the U.S. Securities and Exchange Commission (the “SEC”) on March 2, 2017 to extend the due date for its 2016 Form 10-K from March 1, 2017, the date on which such report initially was due, to March 16, 2017. As previously disclosed, the Partnership is reviewing its historic reporting of cemetery revenues, net of associated direct costs, and deferred revenues. In light of the ongoing procedures being undertaken in connection with this review, the Partnership was unable to file the 2016 Form 10-K by March 16, 2017.

In accordance with NYSE procedures, the Partnership has contacted the NYSE to discuss the status of the 2016 Form 10-K and issued the March 16, 2017 press release that, among other matters, discussed the filing delinquency. As set forth in the notice, under NYSE rules, the Partnership will have six months from March 16, 2017 to file the 2016 Form 10-K with the SEC. The Partnership can regain compliance with the NYSE’s continued listing requirements at any time during this six-month period by filing the 2016 Form 10-K with the SEC. The Partnership intends to file the 2016 Form 10-K as soon as reasonably practicable. If the Partnership fails to file the 2016 Form 10-K within this six-month period, the NYSE may grant, at its sole discretion, an extension of up to six additional months for the Partnership to regain compliance, depending on the specific circumstances. The notice from the NYSE also notes that the NYSE may nevertheless commence delisting proceedings at any time if it deems that the circumstances warrant. Under NYSE rules, the Partnership’s common units will remain listed on the NYSE under the symbol “STON,” but have been assigned a “LF” indicator to signify late filing status.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K, including, but not limited to, the Partnership’s expectations with respect to the timing of the filing of the 2016 Form 10-K with the SEC, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements. These statements are based on management’s current expectations and estimates. These statements are neither promises nor guarantees and are made subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements, including, without limitation, risks relating to the following: additional information arising from the Partnership’s continuing analysis and review of its historical recognition of revenue and its prior financial statements and the performance of additional work in this regard, as well as the review and audit by the Partnership’s registered independent public accounting firm of the Partnership’s prior financial statements and the financial statements to be included in the 2016 Form 10-K; the Partnership’s ability to file its 2016 Form 10-K within the six-month period prescribed by NYSE procedures and the consequences thereof; litigation and governmental investigations or proceedings arising out of or related to accounting and financial reporting matters; the Partnership’s ability to maintain an effective system of internal controls and disclosure controls, and other risks described in the Partnership’s filings with the SEC. Except as required under applicable law, the Partnership assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2017	STONEMOR PARTNERS L.P.

	By:	StoneMor GP LLC
its general partner

	By:	/s/ Austin K. So
Austin K. So
General Counsel, Chief Legal Officer & Secretary